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Exhibit 10.35

TITAN PHARMACEUTICALS, INC.

2001 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN

        1.    Purpose.    Titan Pharmaceuticals, Inc., a Delaware corporation ("Titan"), desires to attract and retain the best available talent and to encourage the highest level of performance. The Titan Pharmaceuticals, Inc. 2001 Non-Qualified Employee Stock Option Plan (the "Plan") is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of Titan and its Affiliates (as hereinafter defined) (collectively, with Titan, the "Company") the opportunity to acquire a proprietary interest in Titan through the grant of stock options ("Options") to purchase shares of common stock, $.001 par value per share, of Titan (the "Common Stock").

        2.    Administration.

          (a)    In General.    Subject to paragraph (b) hereof, the Plan shall be administered by the board of directors of Titan (the "Board"). The Board shall have plenary authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to make all awards of Options under the Plan, to select from among eligible persons those individuals who will be awarded Options, to determine the number of shares of Common Stock covered by each Option, the Option exercise price per share of Common Stock covered by each Option (and, in connection therewith, determine the Fair Market Value of the Common Stock for purposes of the Plan), and the restrictions, if any, which shall apply to the Common Stock subject to an Option, to determine the terms and conditions of each Option, to approve the form of each Option agreement (an "Option Agreement"), to amend any such Option Agreement from time to time, to construe and interpret the Plan and all Option Agreements executed thereunder and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority to set the terms and conditions of Options, and subject only to the limits of applicable law, the Board shall be under no obligation or duty to treat similarly situated grantees of an Option Agreement ("Optionees") in the same manner, and any action taken by the Board with respect to the grant of an Option to one Optionee shall in no way obligate the Board to take the same or similar action with respect to any other Optionee. The Board may exercise its discretion in a manner such that Options which are granted to individuals who are foreign nationals or are employed outside the United States contain terms and conditions which are different from the provisions otherwise specified in the Plan but which are consistent with the tax and other laws of foreign jurisdictions applicable to the Optionee and which are designed to provide the Optionee with benefits which are consistent with the Company's objectives in establishing the Plan. The Board may adopt such rules, as it deems necessary or advisable in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board then in office, except that the Board may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents (including any applicable Option Agreement) on behalf of the Board or Titan. Any interpretation or determination made by the Board pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the Plan.

          (b)    Appointment of Committee.    Notwithstanding paragraph (a), the Board may appoint a committee of not fewer than one member of the Board (the "Committee") and transfer to the Committee some or all of its authority hereunder. If the Board creates a Committee, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. To the extent necessary to be consistent with the provisions of this paragraph (b), any reference in the

  Plan and/or an Option Agreement to a decision, determination or action of the Board shall be read and understood as referring to a decision, determination or action of the Committee.

          (c)    Liability of Board and Committee Members.    Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. In the performance of its functions with respect to the Plan, the Board and the Committee shall be entitled to rely upon information and advice furnished by Titan's officers, Titan's accountants, Titan's legal counsel and any other party the Board and Committee deems necessary, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

        3.    Type of Options.    Options granted under the Plan shall be nonqualified stock options ("NSOs") which are not intended to meet the requirements of Code Section 422.

        4.    Eligible Persons.    Options may be awarded only to (i) employees of the Company who do not serve as executive officers or members of the Board and (ii) independent contractors of the Company. For purposes hereof, independent contractors shall include consultants and advisors of the Company who do not serve in any executive capacity with the Company and are not members of the Board. In determining the persons to whom awards shall be made and the number of shares to be covered by each Option, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan.

        5.    Shares Subject to the Plan.    No more than one million (1,000,000) shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. Such aggregate numbers shall be subject to adjustment as provided in Section 16. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under the Plan. If an Option is exercised in whole or in part by an Optionee by tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Optionee's tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 5.

        6.    Term of Options.    The term of each Option shall be fixed by the Board and specified in the applicable Option Agreement, but in no event shall it be more than ten years from the date of grant, subject to earlier termination as provided in Section 8. The term of an Option may be extended from time to time by the Board, provided that no such extension shall extend the term beyond ten years from the date of grant.

        7.    Vesting.    The Board shall determine the vesting schedule applicable to a particular Option grant and specify the vesting schedule in the applicable Option Agreement. Notwithstanding the foregoing the Board may accelerate the vesting of an Option at any time.

        8.    Termination of Relationship to the Company.

          (a)    Options Granted To Employees.    With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Optionee's termination of employment for Cause (as defined in Section 22); (ii) in the event that the Optionee's employment with the Company shall terminate by reason of death or Disability (as hereinafter defined) the Option shall terminate one year following such termination (but shall not continue to vest during such one year period); and (iii) the Option shall terminate three months after the Optionee's termination of employment for any other reason (but shall not continue to vest during such three month period); provided, however, that if an Optionee who terminates his employment with the Company immediately thereafter becomes a consultant to the Company pursuant to a written agreement which so specifies, the Optionee will be deemed to satisfy the requirements of this Section 8(a) during the period of the Optionee's consultancy. In no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another. For purposes hereof, except as otherwise specified in the applicable Option Agreement or in the Optionee's Employment Agreement with the Company, the Optionee shall be deemed to have a "Disability" if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as reasonably determined by the Board in good faith and in its discretion.

          (b)    Options Granted to Independent Contractors.    With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Optionee's relationship with the Company.

        9.    Option Exercise Price.    The Option exercise price per share of Common Stock covered by an Option shall be established by the Board.

        10.    Exercise of Options.

          (a)  An Option may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which the Option is then exercisable; provided, however, that if so specified in the Option Agreement, the Option may not, in a single exercise, be exercised for fewer than the minimum number of shares specified in the Option Agreement, unless the exercise is for all of the shares as to which the Option is then exercisable. An Option may not be exercised with respect to a fractional share. If an Option is exercised with respect to all of the whole shares as to which the Option is then exercisable, and the Option remains exercisable with respect to less than one share of Common Stock, the Company shall pay the Optionee the excess of (i) the Fair Market Value of such remaining fractional share, over (ii) the Option exercise price for such remaining fractional share, and the Option shall terminate with respect to such fractional share. An Optionee (or other person who, pursuant to Section 13, may exercise the Option) shall exercise the Option by delivering to Titan at the address provided in the Option Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the option exercise is being made, and satisfy the requirements of paragraph (b) of this Section 10. Upon receipt by Titan of any notice of exercise, the exercise of the Option as set forth in that notice shall be irrevocable.

          (b)  Upon exercise of an Option the Optionee shall pay to Titan the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, by surrender of shares having a Fair Market Value equal to the purchase price, or by any other means, including pursuant to provisions for cashless exercise, which the Board of Directors or Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

          (c)  An Optionee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares as to which the Option has been exercised, promptly pay or cause to be paid the amount determined by the Board as necessary to satisfy all applicable tax withholding requirements. An Optionee may satisfy his or her tax withholding requirement in any manner satisfactory to the Company.

          (d)  The certificate representing the shares as to which an Option has been exercised shall bear an appropriate legend setting forth the restrictions applicable to such shares.

        11.    Option Agreement.    The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Board. Each Option Agreement shall be executed by Titan and the Optionee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iii) that the Option is subject to the terms and provisions of the Plan and that in the event of any conflict between the Option Agreement and the Plan, the Plan shall control. The Option Agreement may also contain such other terms and conditions as the Board determines to be necessary or advisable. Option Agreements may vary from one another.

        12.    No Stockholder Rights.    No Optionee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

        13.    Nontransferability.

          (a)  Except as provided in paragraph (b), Options granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. In the event of any attempt by an Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Titan may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

          (b)  Notwithstanding paragraph (a), if (and on the terms) so provided in the applicable Option Agreement, an Optionee may transfer a NSO, by gift or a domestic relations order, to a Family Member of the Optionee (as defined in Section 22). If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Optionee. Thus, for example, if after a transfer the Optionee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 8 hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 8 hereof.

        14.    Compliance with Law; Registration of Shares.

          (a)  The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental agency which, in the opinion of Company's counsel, may be required or appropriate.

          (b)  Notwithstanding any other provision of this Plan or Option Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

            i.      Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

            ii.    Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange or quotation system which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

          The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specified in an Option Agreement with respect to any particular Option grant, the Company shall be under no obligation to register or qualify any shares subject to an Option under any federal or state securities law or on any exchange.

        15.    No Restriction on the Right of Titan to Effect Corporate Changes.    The Plan and the Options granted hereunder shall not affect in any way the right or power of Titan or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in Titan's (or a Titan Affiliate's) capital structure or its business, or any merger or consolidation of Titan (or a Titan Affiliate), or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common

Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of Titan (or a Titan Affiliate), or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        16.    Certain Adjustments.

          (a)  In the event that Titan or the division, subsidiary or other Affiliate for which an Optionee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Optionee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each Optionee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

          (b)  In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the option price to be paid for any or all such shares subject to the then outstanding Options, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Options and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

          (c)  Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.

        17.    No Right to Continued Employment.    Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person's employment or other relationship with the Company at any time.

        18.    Amendment; Early Termination.    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially adversely affect the rights of an Optionee in any Option previously granted under the Plan without the Optionee's written consent.

        19.    Effective Date.    The Plan shall be effective as of the date of its adoption by the Board (the "Effective Date").

        20.    Termination of Plan.    Unless terminated earlier by the Board in accordance with Section 18 above, the Plan shall terminate on, and no further Options may be granted after, the tenth anniversary of the Effective Date.

        21.    Severability.    In the event that any one or more provisions of the Plan or an Option Agreement, or any action taken pursuant to the Plan or an Option Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Option Agreement, but in such particular jurisdiction and instance the Plan and/or Option Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

        22.    Definitions.

          (a)    Affiliate.    The term "Affiliate" means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by Titan.

          (b)    Cause.    The term "Cause" when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Optionee is a party to an employment or similar agreement with the Company which defines "cause" (or a similar term), the meaning set forth in such agreement (other than death or disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Optionee by reason of the Optionee's (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Company's Stock Option Plan, the Optionee's Option Agreement or any other written agreement between the Optionee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

          (c)    Fair Market Value.    As used herein, the term "Fair Market Value" means, with respect to Common Stock on any given date, the average of the closing sales prices of the Common Stock for the three trading days preceding such date on the American Stock Exchange or any stock exchange (including the Nasdaq Stock Market) on which the Common Stock may be listed, as reported in The Wall Street Journal. If the Common Stock is not listed on the American Stock Exchange, the Nasdaq Stock Market or on a national stock exchange, but is quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Board shall determine fair market value based on the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, fair market value shall be determined by the Board in good faith by any fair and reasonable means. The fair market value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means.

          (d)    Family Member of the Optionee.    As used herein, "Family Member of the Optionee" means the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

        23.    Transfers to and from Affiliates.    For all Plan purposes, a transfer of an employee from Titan to a Titan Affiliate or visa versa, or a transfer from one Titan Affiliate to another, will not be treated as a termination of employment.

        24.    Headings.    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        25.    Governing Law.    This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts of law principles.

        Adopted by the Board of Directors on July 27, 2001.

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  Exhibit 10.35
TITAN PHARMACEUTICALS, INC. 2001 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN